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                                                                    Exhibit 23.9

                                     CONSENT

         We hereby consent to the reference to this firm under the heading "Legal Matters" in the Registration Statement on Form F-4 filed by Quebecor Printing Inc. In giving the foregoing consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission thereunder.


                                         Ogilvy Renault, a general partnership


                                         /s/ OGILVY RENAULT


Dated: September 2, 1999